Exhibit 10.17

CASH RETENTION AWARD AND RESTRICTED STOCK AGREEMENT

This Cash Retention Award and Restricted Stock Agreement (this “Agreement”) is made and entered into as of December 21, 2012 between MBIA Inc., a Connecticut corporation (together with its successors and assigns, the “Company”), and Anthony McKiernan (the “Grantee”).

W I T N E S S E T H:

WHEREAS, the Grantee has agreed to continue to serve as an executive officer of the Company, and the Company desires that he continue such service; and

WHEREAS, the Company maintains the MBIA Inc. 2005 Omnibus Incentive Plan (as amended, the “Plan”), pursuant to which the Compensation and Governance Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) may grant, among other awards, shares of common stock (the “Restricted Stock”), par value $1 per share, of the Company, subject to a period of time (the “Restriction Period”) selected by the Committee during which the grant of Restricted Stock is subject to forfeiture and/or restrictions on transfer pursuant to the terms of the Plan;

WHEREAS, the Committee desires to award 400,000 shares of Restricted Stock (the “Shares”) to the Grantee on December 31, 2012 (the “Grant Date”) in part as an inducement award for the Grantee agreeing to continue to serve as an executive officer of the Company, and in part contingent upon the achievement of performance objectives established by the Committee, subject to the terms and restrictions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Grantee (together, the “Parties”) do hereby agree as follows:

1. Cash Retention Award. Upon execution of this Agreement, the Grantee will receive a one-time, non-recurring $2,000,000 cash retention award. The Grantee hereby agree that, in the event the Grantee voluntarily terminate his employment with the Company on or before December 31, 2015 without the Board’s mutual consent, the Grantee shall repay the Company that portion of this award determined by multiplying (a) $1,200,000 by (b) a fraction, the numerator of which is the number of days from the date the Grantee’s employment terminates through December 31, 2015 and the denominator of which is 1,095. The Grantee acknowledges that he will not receive any annual bonus for his services in 2012 in addition to the retention award.

2. Grant of Restricted Stock. Subject to the terms and conditions set forth in this Agreement and set forth in the Plan, the Company hereby evidences its grant of the Shares to the Grantee in accordance with Section 6 of the Plan. Capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in the Plan.

3. Vesting of Shares.

(a) Restriction Period. Except as provided in Sections 3(f) or 5 below, the Shares granted hereby may not be sold, assigned, transferred, pledged, hypothecated or otherwise directly or indirectly encumbered or disposed of except to the extent that the Shares have become “vested” (i.e., become non-forfeitable) pursuant to Section 3(b) through 3(e) below.

(b) Time-Based Vesting Shares. To the extent not previously forfeited, one-half of the Shares (that is, 200,000 Shares) shall become vested on the third (3rd) anniversary of the Grant Date if the Grantee is continuously employed by the Company through such third (3rd) anniversary of the Grant Date; provided, however, that such Shares shall become vested in connection with the occurrence of a Change in Control or the Grantee’s death or Disability, or the Company’s termination the Grantee’s employment without Cause, in each case as set forth in the Plan, that occurs prior to such third (3rd) anniversary of the Grant Date. Any such Shares that do not become vested on or prior to the third (3rd) anniversary as described in the previous sentence shall be forfeited by the Grantee unless otherwise approved by the Board.

(c) Performance-Based Vesting Shares

i) To the extent not previously forfeited, one-quarter of the Shares (that is, 100,000 Shares) shall become vested on the First Performance Vesting Date (as defined below) (x) so long as the Grantee is continuously employed by the Company through the First Performance Vesting Date; provided, however, that this employment vesting condition shall be waived in connection the Grantee’s Retirement after December 31, 2015, death or Disability, or the Company’s termination of the Grantee’s employment without Cause, in each case as set forth in the Plan, that occurs prior to the First Performance Vesting Date and (y) to the extent that the Market Value Appreciation performance criteria are satisfied as of the First Performance Vesting Date. The “First Performance Vesting Date” shall mean the earliest to occur of (i) the fourth (4th) anniversary of the Grant Date or (ii) the date of a Change in Control. Any Shares described in this Section 3(c)(i) that do not become vested on the First Performance Vesting Date as described in the previous sentence shall be forfeited by the Grantee on the First Performance Vesting Date.

ii) To the extent not previously forfeited, one-quarter of the Shares (that is, 100,000 Shares) shall become vested on the Second Performance Vesting Date (as defined below) (x) so long as the Grantee is continuously employed by the Company through the Second Performance Vesting Date; provided, however, that this employment vesting condition shall be waived in connection the Grantee’s Retirement after December 31, 2015, death or Disability, or the Company’s termination of the Grantee’s employment without Cause, in each case as set forth in the Plan, that occurs prior to the Second Performance Vesting Date and (y) to the extent that the Market Value Appreciation performance criteria are satisfied as of the

Second Performance Vesting Date. The “Second Performance Vesting Date” shall mean the earliest to occur of (i) the fifth (5th) anniversary of the Grant Date or (ii) the date of a Change in Control. Any Shares described in this Section 3(c)(ii) that do not become vested on the Second Performance Vesting Date as described in the previous sentence shall be forfeited by the Grantee.

(d) Market Value Appreciation. The Market Value Appreciation performance criteria shall be satisfied upon the applicable Performance Vesting Date as to that percentage of the Shares that is subject to vesting on such Performance Vesting Date (to the extent not previously vested or forfeited) determined in accordance with the table set forth below, with the percentage of the applicable Shares to become vested based on any Fair Market Value between any two values specified in the table to be determined by linear interpolation:

Fair Market Value Per Share	Percentage Vested
$10 or less	0%
$13	20%
$16	40%
$17.50	50%
$19	60%
$22	80%
$25 or more	100%

For purposes of applying the table above, the “Fair Market Value per Share” as of a Performance Vesting Date shall be deemed to be (x) the average Fair Market Value per share of Common Stock for the 60 previous Trading Days (if such Performance Vesting Date is not the date of a Change in Control) or (y) the Fair Market Value per share of Common Stock immediately prior to the occurrence of the Change in Control (if such Performance Vesting Date is the date of a Change in Control). “Trading Day” shall mean a day on which the New York Stock Exchange (or any successor thereto) is fully open for trading.

(e) Accelerated Market Value Appreciation. Notwithstanding anything in Section 3(d) to the contrary, the Market Value Appreciation performance criteria shall be satisfied upon the first date after the Grant Date on which the Fair Market Value per share of Common Stock over the 20 previous consecutive Trading Days has been at least $25 per Share, in which case the percentage of the applicable Shares to become vested on the applicable Performance Vesting Date shall be 100%.

(f) Additional Forfeiture Event. The Shares shall (to the extent not yet vested) be forfeited, and shall not thereafter vest, upon a voluntary termination of the Grantee’s employment with the Company by the Grantee (other than in connection with the Grantee’s Retirement or as otherwise approved by the Board) or the termination of the Grantee’s employment for Cause.

(g) Equitable Adjustments. In the event of any merger, consolidation, reorganization, recapitalization, spin-off, split-up, combination, share exchange, liquidation, dissolution, stock split, extraordinary cash dividend, stock dividend, distribution of stock or other property in respect of the Shares or other securities of the Company, or other change in corporate structure or capitalization affecting the Shares, the Committee shall make appropriate adjustment(s) to the table above and/or to other terms and conditions set forth in this Agreement, so as to avoid dilution or enlargement of the rights of the Grantee and of the economic opportunity and value represented by the Shares.

4. No Right to Continued Employment; Post- Employment Restrictions.

(a) The grant of the Shares hereunder shall not be construed as granting to the Grantee any right of continued employment, and the right of the Company to terminate the Grantee’s employment at any time at will (whether by dismissal, discharge or otherwise) is specifically reserved.

(b) For the period during which the Grantee is employed with the Company and for five (5) years thereafter (or such shorter maximum period as permitted by applicable law), the Grantee shall not personally, other than in connection with performing services for the Company or any of its Subsidiaries: (i) directly or indirectly hire, solicit, or help another person to hire or solicit, any employee of the Company or any of its Subsidiaries away from the Company or any of its Subsidiaries, (ii) directly or indirectly induce or encourage any employee of the Company or any of its Subsidiaries to terminate employment with the Company or any of its Subsidiaries, (iii) directly or indirectly divert any business opportunity developed on behalf of the Company or any of its Subsidiaries for his own benefit or for the benefit of any of his future employers, (iv) directly or indirectly solicit any of the Company’s or its Subsidiaries’ customers to use the services of another entity in lieu of those of the Company or its Subsidiaries, (v) seek or accept employment with any entity that competes materially with any of the Company’s or its Subsidiaries’ substantial business operations; or (vi) otherwise engage in any activity that competes materially with any of the Company’s or its Subsidiaries’ substantial business operations. If any provision of this Section 4(b) is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule, such provision shall be subject to modification by the arbitrator referred to in Section 12 or the appropriate court, which shall modify this Section 4(b) to the minimum extent necessary to achieve such validity and enforceability.

5. Nonassignability of the Shares. The Shares are personal to the Grantee and, except as expressly permitted in this Agreement or the Plan, no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and no such rights shall be subject to execution, attachment or similar process, except that the Shares may be transferred, in whole or in part, to any Permitted Transferee, provided that such Permitted Transferees shall be bound by the provisions of this Agreement. Any person or entity to whom the Shares have been transferred in whole or in part in accordance with this Section 5 shall, to the extent of the transfer, succeed to the rights and obligations of the Grantee under this Agreement.

6. Rights as Stockholder. Except as otherwise provided in this Agreement, Grantee shall have, with respect to all Shares, the right to vote such Shares and the right to receive cash and other dividends, if any, as may be declared on the Shares from time to time. Any securities issued to or received by the Grantee in respect of the Shares as a result of a stock split, a dividend payable in capital stock or other securities, a combination of shares or any other change or exchange of the Shares for other securities, by reclassification, reorganization, distribution, liquidation, merger or consolidation, or otherwise, shall be subject to the same restrictions on transfer and vesting, have the same status, and bear the same legend, as the Shares, unless otherwise determined by the Committee in a manner more favorable to the Grantee.

7. Legend. Until the vesting of the Shares pursuant to Section 2 above, each certificate evidencing such Shares shall be registered in the Grantee’s name and shall bear the following legend: “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN A CASH RETENTION AWARD AND RESTRICTED STOCK AGREEMENT BETWEEN MBIA INC. AND Anthony McKiernan, AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.” Promptly following the vesting of any Shares pursuant to Section 3 above, the Grantee shall be furnished certificate(s) that bear no such legend for any such Shares that have vested.

8. Withholding. Without limiting the Company’s authority under the Plan, the Grantee agrees to make appropriate arrangements with the Company for satisfaction of any applicable tax withholding requirements (“tax obligations”) arising out of this Agreement. Such tax obligations may be satisfied in cash or, at the election of the Grantee, with vested Shares of that have an aggregate Fair Market Value on the date of vesting equal to the amount of taxes required to be withheld.

9. Amendment or Waiver. No provision of this Agreement may be amended unless such amendment is set forth in a writing that is signed by the Parties and that specifically identifies the provision(s) being amended. No waiver by any person of any breach of any condition or provision contained in this Agreement shall be deemed a waiver of any breach of a similar or dissimilar condition or provision at the same or any prior or any subsequent time. To be effective, any waiver must be in writing signed by the waiving person.

10. References and Headings. References herein to rights and obligations of the Grantee shall apply, where appropriate, to the estate or other legal representative of the Grantee or his successors and assigns as permitted under this Agreement, as the case may be, without regard to whether specific reference to such estate or other legal representative or his successors and assigns is contained in a particular provision of this Agreement. The headings of Sections contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

11. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered directly to the person concerned or (b) three business days after being sent by postage-prepaid certified or registered mail or by nationally recognized overnight carrier, return receipt requested, duly addressed to the person concerned at the location indicated below (or to such changed address as such party may subsequently by similar process give notice of):

If to the Company, at the Company’s headquarters and to the

attention of the Office of the Secretary, with a copy to

Debevoise & Plimpton LLP, 919 Third Avenue, New York,

New York 10022, Attention: Lawrence K. Cagney.

If to the Grantee, at the Company’s headquarters and to the

attention of the Grantee.

If to a transferee permitted under Section 5, to the address (if any) supplied by the Grantee to the Company.

12. Resolution of Disputes. Any dispute or controversy arising out of or relating to this Agreement, the Grantee’s employment with the Company, or the termination thereof, shall be resolved by binding confidential arbitration, to be held in New York City before three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Each of the Parties shall be entitled to appoint one of the three arbitrators and the third arbitrator shall be appointed by the arbitrators appointed by the Parties. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Company shall promptly pay all costs and expenses, including without limitation reasonable attorneys’ fees, incurred by the Grantee (or his permitted successors and assigns) in resolving any claim raised in such an arbitration, other than any claim brought by the Grantee (or the Grantee’s permitted successors and assigns) that the arbitrator(s) determine to have been brought (a) in bad faith or (b) without any reasonable basis.

13. The Company’s Representations. The Company represents and warrants that (a) it is fully authorized by action of the Board and of the Committee (and of any other person or body whose action is required) to enter into this Agreement and to perform its obligations hereunder; (b) the grant of the Shares and this Agreement have been approved in accordance with Rule 16b-3(d)(1) promulgated under the 1934 Act; (c) the execution, delivery and performance of this Agreement by the Company does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document of the Company; and (d) upon the execution and delivery of this Agreement by the Company and the Grantee, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

14. Successors.

(a) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors, heirs (in the case of the Grantee) and assigns.

(b) No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights and obligations may be assigned or transferred pursuant to a merger, consolidation or other combination in which the Company is not the continuing entity, or a sale or liquidation of all or substantially all of the business and assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the business and assets of the Company and such assignee or transferee expressly assumes the liabilities, obligations and duties of the Company as set forth in this Agreement. In the event of any merger, consolidation, other combination, sale of business and assets, or liquidation as described in the preceding sentence, the Company shall use its best reasonable efforts to cause such assignee or transferee to promptly and expressly assume the liabilities, obligations and duties of the Company hereunder.

15. Expense Reimbursement. Promptly upon presentation of reasonable supporting documentation, the Company shall pay (or reimburse the Grantee for) any expenses (including attorneys’ fees and other charges of counsel) reasonably incurred by him in connection with the negotiation, documentation and implementation of this Agreement.

16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut without regard to the principles of conflict of laws.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one document.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

MBIA INC.

By:	/s/ Ram D. Wertheim
Name:	Ram D. Wertheim
Title:	Chief Legal Officer

GRANTEE

/s/ Anthony McKiernan
Anthony McKiernan